EXHIBIT 99.1

Sunrise Holdings in Definitive Agreement to Acquire Event Cardio
Group in Share Exchange

Completion Expected Within 30 Days

ECG’s Now Cardio™ Technology Could Boost Cardiac Monitoring, Save Lives

DATELINE – Sunrise Holdings, Limited (OTCQB: SUIP) a Nevada public company, has entered into a definitive share exchange agreement to acquire 2340960 Ontario Inc. d/b/a Event Cardio Group (“ECG”), a company dedicated to cardiac medical device innovation, patient monitoring and cardiac event prediction.

The transaction is anticipated to close within 30 days. After closing, ECG will be a wholly owned subsidiary of Sunrise. Sunrise intends to pursue a name change and ticker symbol change to better reflect the Company’s future line of business.

Under the current state of technology, cardiac monitoring suffers from patients failing to wear their monitoring devices. The diagnostic yield from the data collected from holter monitors is as low as 4% and from event recorders 62%.

ECG is developing a new product, Now Cardio™, an advanced cardiac monitor which offers dual-functionality including both holter monitoring and event recording simultaneously. As a wireless and leadless system, it is more comfortable to wear, and as a result, is more likely to be worn. Based on experience, ECG believes it can reach diagnostic yields greater than 90%. ECG believes that this would be a meaningful first within the industry.

Sunrise expects the Now Cardio™ monitor, when completed, to receive both atrial and ventricular data from as far as 1,000 feet to a home–based receiver possibly as soon as its first model. It plans for the monitor to be able to transmit the data, via landline, cellular or satellite and potentially combinations of 2 or more of these 3 data vehicles, to a control center where the patient’s heart-health is continuously monitored for up to 32 days consecutive days, 24 hours per day. Satellite technology similar to the “OnStar” systems on autos will locate patients at risk wherever satellite technology is available. ECG’s solution will facilitate the development of medical protocols for the patient and healthcare professionals based on risk levels and response choices. ECG’s Now Cardio ™ monitor is still in development and milestone projection dates should be released later this year.

John Bentivoglio President and CEO of Sunrise Holdings, said “Our research indicates that while the New Cardio™ technology should bring many firsts to the cardiac monitoring industry, the real excitement for ECG is in the potential of longer term additive products to support this project such as but not limited to predictive capabilities for cardiac events/heart failure on subsequent models.”

“Further, if medical professionals can identify patients at risk prior to a life-threatening cardiac event occurring, they can direct the patient to a hospital to receive care and potentially avoid a stroke or other cardiac events. We believe that the technology has the potential to deliver significant and permanent annual savings to health care systems and cost effective on-going cardiac diagnostics patient management solutions. We also believe that the technology has the potential to save untold lives.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Sunrise Holdings Limited (“Sunrise”, “We”, “Our” or the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.